Exhibit 10.7

Trust Account Agreement

This Trust Account Agreement, dated as of June 27, 2005 (“AGREEMENT”), is made by and between AMERICAN TELECOM SERVICES, INC. (“ATS”), a Delaware corporation with its business address at 2433 PECK ROAD, CITY OF INDUSTRY, CA 90601, hereby acting as Trustor, and GAIN STAR INTERNATIONAL LIMITED (“Gain Star”), a Hong Kong registered corporation with its business address at 20/F., The Sun’s Group Centre, 200 Gloucester Road, Hong Kong, hereby acting as Beneficiary.

WHEREAS, ATS and Gain Star have entered into a Sales Contract (“Sales Contract”), dated as of June 27, 2005, by which ATS shall purchase consumer products from Gain Star to be distributed in the United States, and ATS shall hire the CIT GROUP/ COMMERCIAL SERVICES, INC. (“CIT”) as a factoring company to collect the sales proceeds from its buyer(s).

WHEREAS, upon receipt of the sales proceeds, CIT shall deposit 10% of it into this Trust Account as a contingency fund to deal with any returned or rejected products from ATS’ buyer(s);

WHEREAS, this Trust Account Agreement shall be incorporated into, and made part of the Sales Contract by this reference;

WHEREAS, pursuant to the terms and conditions of the Sales Contract, ATS shall create a Trust Account for the benefit of Gain Star with a bank to be approved by Gain Star;

WHEREAS, Bank has agreed to accept ATS as its customer to open an trust account for the beneficiary of Gain Star, and

WHEREFORE, in order to properly maintain, manage and use the Trust Account to serve the above purposes, all the parties hereto have entered into this Trust Account Agreement as follows:

Article 1:

Two Signatories Required At All Times for Disposition of the Fund In the Trust Account

1.01. At the time when the Trust Account is set up, there shall be designated two signatories to act jointly and concurrently in order to dispose of the fund within the Trust Account. One of the co-signatories shall be designated by Gain Star, and shall not be removed for any reasons without Gain Star’s prior written consent. The other co-signatories shall be designated by ATS.

1.02. At all times while the Trust Account exists, any instructions to the Bank to withdraw, transfer, make payment, wire out, cancel or stop payment, or in any other way to dispose of the fund (collectively “Disposition of the Fund”) within the Trust Account must be in writing and bearing both the two designated co-signatories’ original signatures at the same time. No one single signatory can order the Bank to make any Disposition of the Fund within the Trust Account. Any written instructions bearing only one signatory’s original signature are void and invalid.

1.03. Any instructions to the Bank concerning the closing of the Trust Account, or changing the service of the Trust Account in any manner, must be made by a joint written instruction bearing both the two co-signatories’ original signatures at the same time.

1.04. Despite of the above, however, either of the two co-signatories has the right to make unilateral inquiries with the Bank concerning the balance or the movement of the fund within the Trust Account.

1.05. ATS shall take appropriate action to assure that the co-signatory designated by Gain Star shall remain as one of the two co-signatories on the Bank’s record at all times, and shall refrain from doing anything to change, replace, remove, repudiate, or otherwise to invalidate Gain Stat’s designated signatory from the Bank’s record on the Trust Account. If Gain Star desires to change its designated signatory at any time, Gain Star shall give written notice to ATS, and upon receipt of such written notice from Gain Star, ATS shall take prompt action to notify the Bank to change the Gain Star’s designated signatory accordingly.

Article 2:

Initial Designation of the Two Co-signatories to the Trust Account

2.01. Gain Star hereby appoints the following person to be its designated signatory to the Trust Account:

Name of the signatory:
Address:

Telephone Number:
Facsimile Number:
E-Mail Address:

Signature Specimen:

2.02. ATS hereby appoints the following person to be its designated signatory to the Trust Account:

Name of the signatory:
Address:

Telephone Number:
Facsimile Number:
E-Mail Address:

Signature Specimen:

Article 3:

Recipient’s Address for Receiving Bank Statements, Notices and Other Communication

3.01. All the bank statements, notices or other communication regarding the Trust Account (collectively “Trust Account Documents”) shall be sent directly to Gain Star’s designated signatory at the following address:

Name of the Recipient:	AMERICAN TELECOM SERVICES, INC. c/o
Address:

Telephone Number:
Facsimile Number:
E-Mail Address:

3.02. Upon request, the recipient of the Trust Account Documents shall make a copy of the documents received and deliver the same to ATS for its record.

Article 4:

Use of the Trust Account

4.01. As specified in Section 11 of the Sales Contract, ATS and Gain Star hereby agree to instruct CIT to wire automatically 10% of each lot of payment (“Proceeds”) that CIT collects from customers or chain stores to the Trust Account; provided, however, that in the event the actual rate of returned or rejected goods is less than 10% after completion of the first six (6) months calculated from the date that Gain Star receives its first payment pursuant to the Sales Contract, then Gain Star and ATS will mutually agree to reduce the percentage payment to the Trust Account called for by this Section 4.01 and will notify CIT of such reduction within three (3) working days thereafter.

4.02. The Trust Account is a contingency fund to deal with any returned or rejected goods from customers or chain stores. Each 10% of Proceeds (or such lesser percentage as shall be agreed to by Gain Star and ATS) shall be released ninety (90) days after it is deposited into the Trust Account by wire or other electronic transmittal method to a bank account to be specified by ATS except as hereinafter provided:

4.02.1.	In the event funds wired to Gain Star by CIT for a specific transaction are insufficient to cover the requisite Letter of Credit plus the Initial Charges during the requisite payment term period for that transaction, all as stated in Section 17 of the Sales Contract, then Gain Star, in its discretion, may request ATS to pay the deficiency from the Trust Account upon presentment to ATS of Gain Star’s documented statement of account with respect to that transaction, whereupon ATS shall do so within seven (7) working days thereafter.

4.02.2.

If the balance in the Trust Account Fund is insufficient to cover the deficiency for a specific transaction in its entirety, as contemplated by Section 4.02.1., then, in such event, ATS shall pay that portion of the deficiency not covered by the Trust Account Fund to Gain Star, upon

Gain Star’s presentment to ATS of its documented statement of account with respect to that transaction, within seven (7) working days after partial payment thereon has been made to Gain Star from the Trust Account Fund. If, however, no payment shall have been made from the Trust Account Fund to Gain Star due to a lack of funds therein, then ATS shall pay the deficiency in its entirety to Gain Star within seven (7) working days after Gain Star’s presentment of its documented statement of account to ATS as contemplated in the immediately proceeding sentence. An extra of 0.5 will be charged to ATS on a daily basis until payment is received by Gain Star if ATS does not pay Gain Star within the applicable seven (7) working day period.

Article 5:

Miscellaneous Provisions

5.01. This Trust Account Agreement shall be governed by and construed in accordance with the applicable laws of the Hong Kong Special Administrative Region. Should any provision or condition in this Agreement be declared void for any reason, it shall not affect the validity of other provisions, as if the invalid part, clause, provision, or condition had not been included.

5.02. This Trust Account Agreement constitutes the entire agreement between ATS and Gain Star concerning their rights and obligations with respect to the opening, maintaining and using the Trust Account with the Bank. Any other prior negotiations, understandings, or agreements or representations not expressly set forth in this Agreement shall have no effect, except for a subsequent written modification signed by all the parties hereto. No modifications or changes in this Trust Account Agreement shall be valid or binding unless made in writing and signed by all the parties hereto.

5.03. In the event that any party to this Trust Account Agreement brings any legal action or seeks arbitration regarding the enforcement of this Trust Account Agreement, the prevailing party in the litigation or arbitration shall be entitled to recover reasonable attorneys’ fees from the other party, in addition to any other relief that may be granted.

5.04. This Trust Account Agreement is and shall be binding upon and inure to the benefit of the parties hereto and their respective officers, directors, shareholders, owners, attorney, heirs, assigns and successors in interest.

WHEREAS, the representatives signing below represent that they are the authorized officers of each of the respective corporations herein, and they each are empowered to act on behalf of each respective corporations to enter this Agreement. They each acknowledge that they have read and understand the contents and meaning of the terms and conditions of the above Trust Account Agreement, and they have opportunities to seek independent legal opinions regarding the legal effect of the terms and conditions of the Agreement, and they agree and accept the Agreement in its entirety. Witness their respective powers and authorities by their signatures executed herein below.

Dated:	Dated:

AMERICAN TELECOM SERVICES, INC.	GAIN STAR INTERNATIONAL LIMITED

By:	By:
Print Name and Title of the Officer	Print Name and Title of the Officer